Exhibit 99.1

EQT Announces $1 Billion Share Repurchase Program, Reinstatement of Regular Dividend, and Updated Long-Term Leverage Target

PITTSBURGH, December 13, 2021 /PRNewswire/ -- EQT Corporation (NYSE: EQT) (the “Company”) today announced that its Board of Directors approved a $1.0 billion share repurchase program and has determined to reinstate its regular dividend starting in the first quarter 2022. The Company also announced an updated long-term leverage target.

Key Highlights:

•	Annual Cash Dividend of $0.50 per share ($0.125 quarterly)
•	$1.0 Billion Share Repurchase Program
•	Long-Term Leverage(1) Target of 1.0x - 1.5x

President and CEO Toby Rice stated, “Since joining EQT in July 2019, our team has eliminated approximately $500 million of recurring annual costs from the business, repaired the balance sheet, and repositioned EQT as a highly-efficient, technology-driven operator and the leading producer of natural gas in North America. We have entered the next phase of the sustainable shale era – one that values free cash flow generation, balance sheet strength, emissions reduction and returning capital to shareholders. Now, we are executing on all four of these pillars. With a premier asset base projected to generate approximately $5.6 billion in available cash through 2023 and over $10 billion through 2026 we have ample flexibility to achieve both our debt reduction goals and execute capital return initiatives in any price environment. We are excited to announce the next step in our evolution as we establish the groundwork for a long-term capital returns program to maximize shareholder value creation.”

Reinstatement of Cash Dividend

EQT’s Board of Directors has approved the reinstatement of the Company’s regular quarterly cash dividend, starting in the first quarter of 2022, at an annual dividend rate of $0.50 per share of the Company’s common stock ($0.125 per quarter), representing a competitive current yield of approximately 2.5 percent. As is customary, details regarding the record and payment dates for quarterly dividends will be announced at the time such dividends are declared by the Board.

The Company expects to generate approximately $1.9 billion of free cash flow(1,2) in 2022 and expects to generate an average of approximately $1.6 billion of free cash flow(1) per year from 2023 through 2026 in a flat $3.00 per MMBtu natural gas price environment, providing robust dividend coverage and ample room for future dividend growth throughout commodity price cycles.

(1)    A non-GAAP financial measure. See the Non-GAAP disclosure section of this news release for definitions.

(2)    At strip pricing as of 10/15/2021.

Authorization of $1.0 Billion Share Repurchase Program

EQT’s Board of Directors has authorized a share repurchase program, under which the Company is authorized to repurchase up to $1.0 billion of its outstanding common stock. The share repurchase authority is effective immediately and valid through December 31, 2023. This program is equivalent to approximately 13 percent of EQT’s current market capitalization.

The shares may be repurchased from time to time in open market transactions, through privately negotiated transactions or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements. The exact number of shares to be repurchased by the Company is not guaranteed and the program may be suspended, modified, or discontinued at any time without prior notice.

Updated Long-Term Leverage(1) Target to 1.0x - 1.5x

As part of the Company’s continued commitment to attaining investment grade metrics, the Company has revised its long-term leverage(1) target to 1.0x - 1.5x, measured at the lower of $2.75 per MMBtu flat natural gas pricing or NYMEX strip pricing. To achieve this target leverage(1), the Company has committed to reducing absolute debt by at least $1.5 billion by the end of 2023, which at current pricing is expected to result in leverage(1) of 1.0x or less.

The Company expects the execution of this plan to result in investment grade financial metrics during 2022, setting the stage for potential credit ratings upgrades and providing maximum future financial flexibility.

The Company has published a supplemental investor presentation on its web site at www.eqt.com which contains additional information regarding this matter.

Investor Contact:

Andrew Breese

Director, Investor Relations

412.395.2555

ABreese@eqt.com

NON-GAAP DISCLOSURES

Leverage

Leverage is defined as year-end net debt divided by last twelve months (LTM) adjusted EBITDA. Net debt and adjusted EBITDA are non-GAAP financial measures. See the definitions below for the definition of, and other important information regarding, net debt and adjusted EBITDA.

Net Debt

Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company's current portion of debt, credit facility borrowings, senior notes and note payable to EQM Midstream Partners, LP. Net debt is a non-GAAP supplemental financial measure used by the Company’s management to evaluate leverage since the Company could choose to use its cash and cash equivalents to retire debt. The Company’s management believes that this measure provides useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Net debt should not be considered as an alternative to total debt presented in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is defined as net loss, excluding interest expense, income tax benefit, depreciation and depletion, amortization of intangible assets, (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure used by the Company’s management to evaluate period-over-period earnings trends. The Company’s management believes that this measure provides useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Management uses adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the measure excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Adjusted EBITDA should not be considered as an alternative to net loss presented in accordance with GAAP.

Adjusted Operating Cash Flow and Free Cash Flow

Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Adjusted operating cash flow and free cash flow are non-GAAP supplemental financial measures used by the Company's management to assess liquidity, including the Company's ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that these measures provide useful information to external users of the Company's consolidated financial statements, such as industry analysts, lenders and ratings agencies. Adjusted operating cash flow and free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The Company has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow and free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers' payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and free cash flow, as applicable. Natural gas prices are volatile and out of the Company's control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow and free cash flow to projected net cash provided by operating activities, without unreasonable effort.

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. To learn more, visit eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies and objectives of EQT Corporation and its subsidiaries (collectively, the Company), including the Company’s proposed, share repurchase program and broader shareholder returns framework and the projected timing, purchase price and number of shares purchased under such program, if at all; projected dividend amounts and the timing thereof; the Company’s leverage and financial profile and its ability to improve its credit ratings; and the Company’s projected free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company's control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, NGLs and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company's exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; uncertainties related to the severity; and disruptions to the Company's business due to acquisitions and other significant transactions. These and other risks are described under Item 1A, "Risk Factors," and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and other documents the Company files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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